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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): NOVEMBER 26, 2002




                          TODHUNTER INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



      DELAWARE                    1-13453                       59-1284057
  ------------------           -----------------             -----------------
(State of Incorporation)    (Commission File Number)           (IRS Employer
                                                             Identification No.)




222 LAKEVIEW AVENUE, SUITE 1500, WEST PALM BEACH, FL               33401
-----------------------------------------------------        -----------------
      (Address of principal executive office)                    (Zip Code)


       Registrant's telephone number, including area code: (561) 655-8977




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                          TODHUNTER INTERNATIONAL, INC.

                                    FORM 8-K
                                 CURRENT REPORT

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On November 26, 2002, Todhunter International, Inc. (the "Company") issued a press release announcing that A. Kenneth Pincourt, Jr. has retired as the Company's Chief Executive Officer and Chairman of the Board and as a director. Jay S. Maltby, who has been President of the Company since 1995, has been elected to the additional posts of Chairman and Chief Executive Officer. A copy of the press release relating to the foregoing is set forth as Exhibit 99.1 to this report and is incorporated herein by reference.

     Mr. Pincourt and the Company entered into an agreement relating to the terms of Mr. Pincourt's retirement. A copy of that agreement is set forth as
Exhibit 99.2 to this report and is incorporated herein by reference.

     Mr. Pincourt also informed the Company that he has entered into a Stock Purchase Agreement to sell his remaining shares of Company Common Stock to Angostura Limited, the Company's majority shareholder; this transaction is expected to close on January 31, 2003. A copy of the Stock Purchase Agreement is set forth as Exhibit 99.3 to this report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired.

         Not applicable.

     (b) PRO FORMA Financial Information.

         Not applicable.

     (c) Exhibits.

         99.1    The Company's Press Release, dated November 26, 2002.

         99.2 Agreement and General Release of All Claims between Todhunter International, Inc. and A. Kenneth Pincourt, Jr., dated as of November 26, 2002.

         99.3    Stock Purchase Agreement between Angostura Limited and
                 A. Kenneth Pincourt, Jr., dated as of November 26, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TODHUNTER INTERNATIONAL, INC.


Date:      NOVEMBER 26, 2002          By: /S/ JAY S. MALTBY
       ---------------------              ---------------------------------
                                          Jay S. Maltby
                                          Chairman, Chief Executive Officer
                                          And President



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